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SPATIALIZER AUDIO LABORATORIES, INC.

EXHIBIT 21.1   SCHEDULE OF SUBSIDIARIES OF THE COMPANY




Desper Products, Inc. - Delaware, USA

MultiDisc Technologies, Inc. - Deleware, USA